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                                                                    EXHIBIT 23.3
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

                      [Letterhead of Moore Stephens, P.C.]

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related prospectus pertaining to the registration of 1,500,000 shares of beneficial interest issuable pursuant to the Hersha Hospitality Trust 2004 Equity Incentive Plan and to the inclusion therein of our report dated February 28, 2003 on our audits of the consolidated financial statements and financial statement schedule of Hersha Hospitality Trust and subsidiaries and to the inclusion of our report dated February 28, 2003 on our audits of the financial statements of Hersha Hospitality Management, L.P.

/s/ Moore Stephens, P.C.

Moore Stephens, P.C.
Certified Public Accountants

New York, New York
February 3, 2005


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